As filed with the Securities and Exchange Commission on September 1, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NeoGenomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark W. Mallon
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael Beauvais
Thomas Fraser
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,444,445	$45.75	$203,333,358.75	$22,183.67

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this registration statement also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 25, 2021.

PROSPECTUS

NeoGenomics, Inc.
4,444,445 Shares of Common Stock

____________________________________________________

This prospectus relates to the resale or other disposition by the selling stockholders identified in this prospectus of up to 4,444,445 shares of our common stock, $0.001 par value. The shares offered by the selling stockholders in this prospectus were originally issued to the selling stockholders in connection with a private placement we completed on June 18, 2021. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders.
We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “NEO.” On August 31, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $48.62 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 1, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time a selling stockholder offers the securities described in this prospectus, such selling stockholder is required to provide the offeree with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.”
This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We and the selling stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any other information, that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “NeoGenomics,” or “we,” “us,” or “our.”
Overview

We operate a network of cancer-focused testing laboratories in the United States, Europe and Asia. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to be the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.

Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of two primary types of customers: Clinical and Pharma. Our Clinical customers include community-based pathology practices, oncology groups, hospitals and academic centers. Our Pharma customers include pharmaceutical companies to whom we provide testing and other services to support their studies and clinical trials.

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Summary of Private Placement
On June 18, 2021 (the “Closing”), we closed a private placement (the “Private Placement”) pursuant to a securities purchase agreement, dated as of May 4, 2021, between us and the selling stockholders (the “Securities Purchase Agreement”). At the Closing, we issued 4,444,445 shares of our common stock. The aggregate gross proceeds from the Private Placement were approximately $200.0 million.
In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders (the “Registration Rights Agreement”) pursuant to which we agreed to file a registration statement to register for resale the shares of common stock issued and sold in the Private Placement. We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective until all registrable securities have been sold or cease to be registrable securities. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. The issuance of the shares of common stock was exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

If the selling stockholders sell all or a portion of the shares of our common stock covered by this prospectus, it could cause our common stock price to decline.

The sale by the selling stockholders of the shares of our common stock covered by this prospectus could depress the market price for our common stock. Such sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future equity offerings of our common stock.

FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus and the documents incorporated herein by reference contain forward-looking statements “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning this offering, our strategy, future operations, future financial position, future revenues, changing reimbursement levels from government payers and private insurers, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC.

Forward-looking statements include, but are not limited to, statements about:
•Our ability to respond to rapid scientific change;
•The risk of liability in conducting clinical trials and the sufficiency of our insurance to cover such claims;
•Our ability to implement our business strategy;
•The anticipated impact to our business operations, customer demand and supply chain due to the recent global pandemic of a novel strain of the coronavirus (COVID-19);
•The expected reimbursement levels from governmental payers and private insurers and proposed changes to those levels;
•The application, to our business and the services we provide, of existing laws, rules and regulations, including without limitation, Medicare laws, anti-kickback laws, Health Insurance Portability and Accountability Act of 1996 regulations, state medical privacy laws, international privacy laws, federal and state false claims laws and corporate practice of medicine laws;
•Regulatory developments in the United States including downward pressure on health care reimbursement;
•Our ability to maintain our license under the Clinical Laboratory Improvement Amendments of 1988, or CLIA;
•Food and Drug Administration or FDA, regulation of Laboratory Developed Tests;
•Failure to timely or accurately bill for our services;
•Our ability to expand our operations and increase our market share;
•Our ability to expand our service offerings by adding new testing capabilities;
•Our ability to meet our future capital requirements;
•Our ability to manage our indebtedness;
•Our ability to manage the quality of our investment portfolio;
•Our ability to protect our intellectual property from infringement;
•Our ability to integrate future acquisitions and costs related to such acquisitions;
•The effects of seasonality on our business;

•Our ability to maintain service levels and compete with other diagnostic laboratories;
•Our ability to hire and retain sufficient managerial, sales, clinical and other personnel to meet our needs;
•Our ability to successfully scale our business, including expanding our facilities, our backup systems and infrastructure;
•Our handling, storage and disposal of biological and hazardous materials;
•The accuracy of our estimates regarding reimbursement, expenses, future revenues and capital requirements;
•Our ability to manage expenses and risks associated with international operations, including anti-corruption and trade sanction laws and other regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions; and
•Other factors discussed under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this prospectus.
These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus, including any documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of common stock sold from time to time by the selling stockholders under this prospectus. The selling stockholders will receive all of the net proceeds from the sale of any shares of our common stock under this prospectus. The selling stockholders will pay any expenses incurred by the selling stockholder for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will pay certain costs and fees related to the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders were originally issued to the selling stockholders in the Private Placement. In connection with the Private Placement, we entered into a Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to file a registration statement to register for resale the shares of common stock issued and sold in the Private Placement. For additional information regarding the issuance of those shares of common stock, see “Prospectus Summary—Summary of Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described above or as otherwise disclosed in the footnotes below, the selling stockholders have not had any material relationship with us within the past three years, other than as a result of the ownership of our common stock. None of the selling stockholders are affiliates of broker-dealers.
The table below lists the selling stockholders and other information regarding the beneficial ownership of shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus. The third column lists the number of shares of common stock being offered by this prospectus by the selling stockholders.
In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus covers the resale of the shares of common stock issued to the selling stockholders in the Private Placement. The fourth and fifth columns list the number of shares of common stock and percentage of our outstanding common stock to be held by the selling stockholder assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
The information set forth below is based upon information obtained from the selling stockholders. The percentages of shares beneficially owned after completion of the offering are based on 122,969,995 shares of our common stock outstanding as of August 31, 2021.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock Owned After Offering(1)	Percentage of Class Following the Offering(1)
Avidity Master Fund LP (3)	1,142,663	869,756	272,907	*	%
Avidity Capital HL Sub Fund III LLC (3)	151,600	151,600	—	—
Avidity Capital Fund II LP (3)	158,728	134,200	24,528	*	%
Federated Hermes Kaufmann Funds (2)(4)	1,746,122	622,222	1,123,900	*	%
Casdin Partners Master Fund, L.P. (5)	488,889	488,889	—	—
First Light Focus Fund, LP (6)	648,091	326,100	321,991
First Light Prism Fund, LP (7)	96,980	47,100	49,880	*	%
GCM Grosvenor Equity Opportunities Fund, LP (8)	49,560	26,800	22,760	*	%
RTW Funds (9)	311,111	311,111	—	—
Soleus Capital Master Fund, L.P. (10)	255,556	255,556	—	—
Blue Water Life Science Master Fund, Ltd. (11)	222,222	222,222	—	—
Victory RS Small Cap Growth Fund, a series of Victory Portfolios (2)(12)	170,580	170,580	—	—
Victory RS Small Cap Growth Equity VIP Series, a series of Victory Variable Insurance Trust (2)(12)	8,129	8,129	—	—
Victory RS Small Cap Growth Collective Fund, a series of Victory Capital International Collective Investment Trust (2)(13)	43,301	43,301	—	—
JNL Multi-Manager Small Cap Growth Fund, a series of JNL Series Trust (2)(14)	29,347	29,347	—	—
AST Small-Cap Growth Opportunities Portfolio, a series of Advanced Series Trust (2)(14)	15,310	15,310	—	—
Farallon Capital Offshore Investors II, L.P. (15)	260,747	122,211	138,536	*	%
Farallon Capital Institutional Partners, L.P. (15)	141,908	43,800	98,108	*	%
Farallon Capital Partners, L.P. (15)	68,926	26,500	42,426	*	%
Four Crossings Institutional Partners V, L.P. (15)	31,764	19,300	12,464	*	%
Farallon Capital F5 Master I, L.P. (15)	61,827	41,000	20,827	*	%
Farallon Capital Institutional Partners II, L.P. (15)	48,171	33,900	14,271	*	%
Farallon Capital Institutional Partners III, L.P. (15)	21,682	14,600	7,082	*	%
Farallon Capital (AM) Investors, L.P. (15)	14,549	9,800	4,749	*	%
Janus Henderson Biotech Innovation Master Fund Limited (16)	111,111	111,111	—	—
Entities affiliated with Pura Vida Investments, LLC (17)	180,784	177,778	3,006	*	%
Woodline Master Fund LP (18)	88,889	88,889	—	—
Driehaus Life Sciences Master Fund, L.P. (19)	33,333	33,333	—	—

*	Less than one percent of our outstanding shares of common stock.

(1)	Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell all, part or none of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.
(2)	This selling stockholder identified itself as an affiliate of a broker-dealer. Such selling stockholder has represented to us that (a) the shares of our common stock being offered by such selling stockholder were purchased by such selling stockholder in the ordinary course of business, and (b) at the time of such purchase, such selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. Accordingly, such selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.
(3)
Avidity Master Fund LP (“Avidity Master”) is a Cayman exempted limited partnership, Avidity Capital Fund II LP (“Avidity Fund II”) is a Delaware limited partnership, and Avidity Capital HL Sub Fund III LLC (“Avidity Fund III”) is a Delaware limited liability company. Avidity Master, Avidity Fund II and Avidity Fund III are collectively referred to as the “Avidity entities”.

The ultimate general partner of each of the Avidity entities is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP, is the investment manager of the Avidity entities. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Each of the entities and individuals referenced in this paragraph may be deemed to beneficially own the shares held by the Avidity entities. Certain affiliates of the Avidity entities, which are not Selling Holders, may also own shares.

(4)	Beneficial ownership consists of (i) 605,460 shares of registrable securities held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, (ii) 16,762 shares of registrable securities held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series, and (iii) 1,123,900 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (collectively, the “Federated Hermes Kaufmann Funds”). The address of the Federated Hermes Kaufmann Funds is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.
(5)
The shares reflected as beneficially owned by Casdin Partners Master Fund, LP in the above, are owned directly by Casdin Partners Master Fund, LP and may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, LP, (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund LP, and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(6)	First Light Asset Management, LLC is the investment advisor for First Light Focus Fund, LP. First Light Focus Fund GP, LLC is the general partner of First Light Focus Fund, LP. Mathew P. Arens is the chief executive officer of the managing member of First Light Focus Fund GP, LLC.
(7)
First Light Asset Management, LLC is the investment advisor for First Light Prism Fund, LP. First Light Prism Fund GP, LLC is the general partner of First Light Prism Fund, LP. Mathew P. Arens is the chief executive officer of the managing member of First Light Prism Fund GP, LLC.

(8)	Mathew P. Arens has the power to direct the voting and disposition of the securities held by the selling stockholder.
(9)
Consists of an aggregate of 311,111 shares held by (i) RTW Master Fund, Ltd. (“RTW Master Fund”), (ii) RTW Innovation Master Fund, Ltd. (“RTW Innovation Fund”), and (iii) RTW Venture Fund Limited (“RTW Venture Fund,” and together with RTW Master Fund and RTW Innovation Fund, the “RTW Funds”). RTW Investments, LP is the investment manager of the RTW Funds. Roderick Wong, M.D., is the managing partner and chief investment officer of RTW Investments, LP. and as such has sole voting and investment control over such shares. Dr. Wong disclaims beneficial ownership of the reported securities held by the RTW Funds, except to the extent of any pecuniary interest therein.

(10)
Consists of 255,556 shares of common stock held by Soleus Capital Master Fund, L.P. (“Soleus Master Fund”). Soleus Capital, LLC is the sole general partner of Soleus Master Fund and thus holds voting and dispositive power over the shares held by Soleus Master Fund. Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC. Mr. Guy Levy is the sole managing member of Soleus Capital Group, LLC. Each of Soleus Capital Group, LLC, Soleus Capital, LLC and Mr. Guy Levy disclaims beneficial ownership of these securities held by Soleus Master Fund, except to the extent of their respective pecuniary interests therein.

(11)	Nathaniel T. Cornell, Manager of Blue Water Life Science Advisors, LLC, has the power to direct the voting and disposition of the securities held by the selling stockholder.
(12)
By delegation from the fund and its Board of Trustees, Victory Capital Management Inc., the fund’s investment adviser ("Victory Capital"), has the power to dispose of the securities acting through members of its investment franchise, RS Investments Growth, and to vote the securities in accordance with Victory Capital’s proxy voting policy through its proxy committee, which is composed of eight individuals.

(13)
By delegation from the fund and its Trustee, Victory Capital, the fund’s investment adviser (“Victory Capital”), has the power to dispose of the securities acting through members of its investment franchise, RS Investments Growth, and to vote the securities in accordance with Victory Capital’s proxy voting policy through its proxy committee, which is composed of eight individuals.

(14)	By delegation from the fund and its Board of Trustees, Victory Capital, the fund’s investment sub-adviser, has the power to dispose of the securities acting through members of its investment franchise, RS Investments Growth, and to vote the securities in accordance with Victory Capital’s proxy voting policy through its proxy committee, which is composed of eight individuals.
(15)
Farallon Partners, L.L.C. (“FPLLC”), as the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P. and Farallon Capital (AM) Investors, L.P., (collectively, the “FPLLC Entities”), may be deemed to beneficially own such shares held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of Farallon Capital F5 Master I, L.P. (“F5MI”), may be deemed to beneficially own such shares held by F5MI. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of Four Crossings Institutional Partners V, L.P. (“FCIP V”), may be deemed to beneficially own such shares held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion, may be deemed to beneficially own such shares held by the FPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The address of each of the entities and individuals referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(16)	Based on information provided to the Company by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the shares. The address of the selling stockholder is 151 Detroit Street, Denver, CO 80206.
(17)
Includes 6,483 registrable shares held by Sea Hawk Multi-Strategy Master Fund Ltd, 10,541 registrable shares held by Walleye Manager Opportunities LLC and 14,043 registrable shares held by Walleye Opportunities Master Fund Ltd. (collectively, the “Managed Accounts”); 51,121 registrable shares held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (the “Additional Managed Account”); and 95,590 registrable shares held by Pura Vida Master Fund Ltd. (the “PV Fund”). Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to the Managed Accounts and the investment manager to the Additional Managed Account and the PV Fund. Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the registrable shares held by the Managed Accounts, the Additional Managed Account, and the PV Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the registrable shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the registrable shares reported herein except to the extent of each PVI's and Efrem Kamen’s pecuniary interest therein.

Each of the Managed Accounts is an affiliate of a broker-dealer and has represented to us that (a) the shares of our common stock being offered by such selling stockholder were purchased by such selling stockholder in the ordinary course of business, and (b) at the time of such purchase, such selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. Accordingly, such selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(18)
Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the securities held by the selling stockholder. Woodline Master Fund LP disclaims any beneficial ownership of the securities held by the selling stockholder. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(19)	Driehaus Capital Management LLC is the investment adviser of Driehaus Life Sciences Master Fund, L.P. Michael Caldwell is a portfolio manager of the Driehaus Life Sciences Master Fund, L.P. and may be deemed to have investment discretion and voting power over the shares held by the fund.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.

Common Stock

As of August 31, 2021, we had 122,969,995 shares of common stock outstanding.

Voting Rights. The outstanding shares of our common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that the common stockholders’ ownership interest in the Company would be diluted if additional shares of common stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of the Board of Directors, to maintain their ownership interest in our Company.

Dividends. The holders of common stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Liquidation. Upon liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock.

Preemptive Rights. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

Transfer Agent. The Company’s transfer agent is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s telephone number is (877) 830–4932.

Indemnification Of Directors And Executive Officers And Limitation On Liability.
Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against costs incurred by such person in connection with the defense or settlement of such action or suit. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.
The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.
Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.
To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.
Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.
The determination must be made:
•By the stockholders;
•By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;
•If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.

EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated in this Prospectus by reference from NeoGenomics, Inc.’s Annual Report on Form 10-K, and the effectiveness of NeoGenomics, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements for the year ended December 31, 2018, incorporated in this Prospectus by reference from NeoGenomics, Inc.'s Annual Report on Form 10-K have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.
The audited historical financial statements of Inivata Limited included in Exhibit 99.1 of NeoGenomics, Inc.’s Current Report on Form 8-K/A dated September 1, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;

•	our Proxy Statement on Schedule 14A filed on April 15, 2021 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the periods ending March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021and August 9, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 11, 2021, March 1, 2021, April 15, 2021, May 5, 2021, June 1, 2021, June 8, 2021, June 24, 2021, July 7, 2021, July 15, 2021 and September 1, 2021; and

•	the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us, incurred in connection with the sale of the offered securities will be borne by us.

SEC Registration Fee	$22,184
Accounting Fees and Expenses	90,300
Legal Fees and Expenses	60,000
Total	$172,484

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.
Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.
Our Articles of Incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation and bylaws provide that we shall indemnify and advance expenses to our currently acting and former directors to the fullest extent permitted by the Nevada Revised Statutes and that we shall indemnify and advance expenses to our officers to the same extent as our directors and to such further extent as is consistent with law.
The articles and bylaws provide that we will indemnify our directors and officers and may indemnify its employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with us. However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

ITEM 16. EXHIBITS
EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location
3.1	Articles of Incorporation, as amended	Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on February 28, 2020
3.2	Amended and Restated Bylaws, as amended	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, as filed with the SEC on November 6, 2015
5.1	Opinion of Snell & Wilmer L.L.P.	Provided herewith
23.1	Consent of Deloitte & Touche LLP	Provided herewith
23.2	Consent of Crowe LLP	Provided herewith
23.3	Consent of PricewaterhouseCoopers LLP	Provided herewith
23.4	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5.1
24.1	Powers of Attorney	Set forth on the signature page hereto
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida, on September 1, 2021.

NEOGENOMICS, INC.

By:	/s/ Mark W. Mallon
Name:	Mark W. Mallon
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Mallon and Kathryn B. McKenzie, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Nevada and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Mark W. Mallon	Chief Executive Officer and Director	September 1, 2021
Mark W. Mallon

/s/ Kathryn B. McKenzie	Chief Financial Officer	September 1, 2021
Kathryn B. McKenzie	(Principal Financial Officer)

/s/ Cynthia J. Dieter	Chief Accounting Officer and Controller	September 1, 2021
Cynthia J. Dieter	(Principal Accounting Officer)

/s/ Douglas M. VanOort	Chairman of the Board of Directors	September 1, 2021
Douglas M. VanOort

/s/ Lynn A. Tetrault	Lead Director	September 1, 2021
Lynn A. Tetrault

/s/ Bruce K. Crowther	Director	September 1, 2021
Bruce K. Crowther

/s/ Dr. Alison L. Hannah	Director	September 1, 2021
Dr. Alison L. Hannah

/s/ Kevin C. Johnson	Director	September 1, 2021
Kevin C. Johnson

/s/ Stephen M. Kanovsky	Director	September 1, 2021
Stephen M. Kanovsky

/s/ Michael A. Kelly	Director	September 1, 2021
Michael A. Kelly

/s/ Rachel A. Stahler	Director	September 1, 2021
Rachel A. Stahler